SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 2, 2002
Date of Report (Date of earliest event reported)

Sirenza Microdevices, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-30615	77-0073042
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

522 Almanor Avenue, Sunnyvale, CA 94085
(Address of principal executive offices, including zip code)

(408) 616-5400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On December 2, 2002, Sirenza Microdevices, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among the Company, Olin Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Acquisition Sub”), and Vari-L Company, Inc., a Colorado corporation (“Vari-L”). Pursuant to the Asset Purchase Agreement, Acquisition Sub will acquire substantially all of the assets of Vari-L and assume specified liabilities of Vari-L for approximately $13.6 million in Company common stock and cash and forgiveness of $1.4 million in secured bridge loans currently owed to the Company by Vari-L (the “Acquisition”). The aggregate Company common stock and cash proceeds noted above are subject to adjustment based on certain Vari-L working capital changes between September 30, 2002 and the closing date, and will be adjusted downward for any additional funds drawn by Vari-L on its existing secured bridge loan facility with the Company. The net proceeds payable to Vari-L under the Asset Purchase Agreement will be paid in a ratio of fifty-five percent (55%) Company common stock (valued at $1.44 per share) and forty-five percent (45%) cash. The Acquisition is anticipated to close in the first quarter of 2003. It is also contemplated that Vari-L will wind up its operating business (the “Wind-Up”) following closing of the Acquisition. The consummation of the transactions contemplated by the Asset Purchase Agreement is subject to the approval of the stockholders of Vari-L, the effectiveness of a registration statement of the Company on Form S-4 as declared by the Securities and Exchange Commission and other customary closing conditions.

Concurrently with the execution of the Asset Purchase Agreement, the directors and certain senior members of Vari-L’s management have entered into stockholder support agreements with Acquisition Sub and Vari-L, dated as of December 2, 2002 (the “Support Agreements”), and have delivered irrevocable proxies to Acquisition Sub, pursuant to which they have agreed to vote their Vari-L shares in favor of the approval and adoption of the Asset Purchase Agreement, the Wind-Up and related matters contemplated by the Asset Purchase Agreement.

The summary of the transactions described above is qualified in its entirety by reference to the Asset Purchase Agreement and the form of Support Agreement, which are attached as exhibits hereto and incorporated by reference herein.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the Acquisition as scheduled, or at all, and to achieve the anticipated benefits of the Acquisition. Actual results and developments may differ materially from those described in this Report. For more information about the Company and risks arising when investing in or holding shares of the Company, investors are directed to the Company’s most recent filings with the Securities and Exchange Commission.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits. The following exhibits are being filed herewith.

2.1
Asset Purchase Agreement dated as of December 2, 2002, by and among Sirenza Microdevices, Inc., Olin Acquisition Corporation and Vari-L Company, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Asset Purchase Agreement have been omitted. Sirenza Microdevices, Inc. agrees to furnish such exhibits supplementally to the Commission upon the request of the Commission.)

2.2	Form of Stockholder Support Agreement, dated as of December 2, 2002, among Olin Acquisition Corporation, Vari-L Company, Inc., and certain stockholders of Vari-L Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2002	SIRENZA MICRODEVICES, INC.

	By:	/S/ GERALD L. QUINNELL
Gerald L. Quinnell Executive Vice President, Business Development

SIRENZA MICRODEVICES, INC.

EXHIBIT INDEX TO FORM 8-K

Exhibit Number	Description
2.1	Asset Purchase Agreement dated as of December 2, 2002, by and among Sirenza Microdevices, Inc., Olin Acquisition Corporation and Vari-L Company, Inc.

2.2	Form of Stockholder Support Agreement, dated as of December 2, 2002, among Olin Acquisition Corporation, Vari-L Company, Inc., and certain stockholders of Vari-L Company, Inc.